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                                                                      EXHIBIT 12

                       Morgan Stanley Dean Witter & Co.

                       Ratio of Earnings to Fixed Charges
      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                              (dollars in millions)
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                                                                                                 Fiscal Year
                                                                             ------------------------------------------------------
                                                                               2000        1999          1998       1997      1996
                                                                             -------     -------       -------    -------   -------
Ratio of Earnings to Fixed Charges
Earnings:
  Income before income taxes(l) ..........................................   $ 8,526     $ 7,728       $ 5,385    $ 4,274   $ 3,117
  Add: Fixed charges, net ................................................    18,334      12,626        13,564     10,898     9,026
                                                                             -------     -------       -------    -------   -------
        Income before income taxes and fixed charges, net ................   $26,860     $20,354       $18,949    $15,172   $12,143
                                                                             =======     =======       =======    =======   =======
Fixed charges:
  Total interest expense .................................................   $18,183     $12,515       $13,464    $10,806   $ 8,934
  Interest factor in rents ...............................................       156         111           100         92        92
                                                                             -------     -------       -------    -------   -------
        Total fixed charges ..............................................   $18,339     $12,626       $13,564    $10,898   $ 9,026
                                                                             =======     =======       =======    =======   =======
Ratio of earnings to fixed charges .......................................       1.5         1.6           1.4        1.4       1.3

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Earnings:

  Income before income taxes(l) ..........................................   $ 8,526     $ 7,728       $ 5,385    $ 4,274   $ 3,117
  Add: Fixed charges, net ................................................    18,334      12,626        13,564     10,898     9,026
                                                                             -------     -------       -------    -------   -------
        Income before income taxes and fixed charges, net ................   $26,860     $20,354       $18,949    $15,172   $12,143
                                                                             =======     =======       =======    =======   =======
Fixed charges:
  Total interest expense .................................................   $18,183     $12,515       $13,464    $10,806   $ 8,934
  Interest factor in rents ...............................................       156         111           100         92        92
  Preferred stock dividends ..............................................        56          72            87        110       101
                                                                             -------     -------       -------    -------   -------
        Total fixed charges and preferred stock dividends ................   $18,395     $12,698       $13,651    $11,008   $ 9,127
                                                                             =======     =======       =======    =======   =======
Ratio of earnings to fixed charges and preferred stock dividends .........       1.5         1.6           1.4        1.4       1.3
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(1)  1998 Income before income taxes does not include a cumulative effect of accounting change.

     "Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.